EXHIBIT 27

CENTURY SHARES TRUST
FINANCIAL DATA SCHEDULE -  DECEMBER 31, 1995

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Item              Item
Number            Description                                                                    Amount
------            -----------                                                                    --------
6-03-             Investments - cost                                                                    108,612,474
6-04-4            Investments                                                                           270,244,200
6-04-6            Receivables                                                                               727,425
6-04-8            Other assets                                                                               10,734
---               Balancing amount to total assets                                                                0
6-04-9            Total assets                                                                          270,982,525
6-04-             Accounts payable for securities                                                         2,142,611
6-04-13           Senior long-term debt                                                                           0
--                Balancing amount to total liabilities                                                   1,659,079
6-04-14           Total liabilities                                                                       3,801,690
6-04-16           Senior equity securities                                                                        0
6-04-16           Paid-in-capital - common shareholders                                                 106,070,314
6-04-16           Number of shares or units - current period                                              9,519,331
6-04-16           Number of shares or units - prior period                                                9,460,238
6-04-17(a)        Accumul. undistrib. net inv. income (current yr)                                                0
--                Overdistribution of net investment income                                                 234,389
6-04-17(b)        Accum. undistributed net realized gains (losses)                                                0
--                Overdistribution of realized gains                                                        286,816
6-04-17(c)        Accum.net unrealized appreciation (depreciation)                                      161,631,726
6-04-19           Net assets                                                                            267,180,835
6-07-1(a)         Dividend income                                                                         5,501,199
6-07-1(b)         Interest income                                                                           308,127
6-07-1(c)         Other income                                                                                    0
6-07-2            Expenses - net                                                                          2,153,090
6-07-6            Net investment income (loss)                                                            3,656,236
6-07-7(a)         Realized gains (losses) on investments                                                  8,638,210
6-07-7(d)         Net increase (decrease) in appreciation (depreciation)                                 56,383,215
6-07-9            Net inc. (decrease) in net assets resulting from ops.                                  68,677,661
6-09-2            Net equalization charges and credits                                                      (16,684)
6-09-3(a)         Distributions from net investment income                                                3,698,990
6-09-3(b)         Distributions from realized gains                                                       8,521,998
6-09-3(c)         Distributions from other sources                                                                0
6-09-4(b)         Number of shares sold                                                                   1,797,676
6-09-4(b)         Number of shares redeemed                                                               2,093,096
6-09-4(b)         Number of shares issued - reinvestment                                                    354,513
6-09-5            Total increase (decrease)                                                                  59,093
6-09-7            Accum. undistr. net investment income (prior year)                                              0
6-04-17(b)        Accum. undistr. net realized gains (prior year)                                                 0
--                Overdistribution of net investment income (prior year)                                    168,466
--                Overdistribution of net realized gains (prior year)                                        28,953
Form N-SAR
72F               Gross advisory fees                                                                     1,609,254
72P               Interest Expense                                                                                0
72X               Total expenses (gross)                                                                  2,153,090
                  Average net assets                                                                    228,878,163
Form N-1A
3(a)              NAV per share - beginning of period                                                         21.77
3(a)              Net investment income (loss) per share                                                       0.41
3(a)              Net realized and unrealized gain (loss) per share                                            7.22
3(a)              Dividends per share from net investment income                                               0.41
3(a)              Distributions per share from realized gains                                                  0.92
3(a)              Per share returns of cap. and dist. fr. other sources                                        0.00
3(a)              NAV per share - end of period                                                               28.07
3(a)              Ratio of expenses to average net assets                                                      0.94
3(b)              Average debt outstanding during period                                                       0.00
3(b)              Average debt outstanding per share                                                           0.00


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